Exhibit 10.35

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL

AMENDMENT NUMBER 1 TO COLLABORATION AGREEMENT

This AMENDMENT NUMBER 1 TO COLLABORATION AGREEMENT (the “Amendment No. 1”) is made and entered into as of September 26, 2013 (the “Amendment No. 1 Effective Date”), by and between Orexigen Therapeutics, Inc., a Delaware corporation located at 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037, United States of America (“Orexigen”), and Takeda Pharmaceutical Company Limited, a Japanese corporation with a principal place of business at 1-1, Doshomachi 4-Chome Chuo-ku, Osaka 540-8645, Japan (“Takeda”). Orexigen and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Orexigen and Takeda are parties to that certain Collaboration Agreement, dated September 1, 2010 (the “Agreement”) pursuant to which Orexigen and Takeda agreed to collaborate to continue the conduct of development and commercialization activities for Contrave, including the investment of resources and funding by Takeda for reimbursement of past research and development expenditures made by Orexigen and to support the future development and commercialization of Contrave; and

WHEREAS, the Parties now desire to amend certain terms of the Agreement in accordance with Section 14.7 thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

1.	Definitions. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

2.	Amendments to Definitions.

a.	Section 1.74 (definition of “Manufacturing”) is deleted and hereby replaced in its entirety by the following:

‘1.74 “Manufacture” with a correlative meaning for “Manufacturing,” means all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including manufacturing Product in finished form for Development, manufacturing finished Product for Commercialization, labelling, packaging, in-process and finished

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Product testing, validation, process improvement, and process development, release of Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Product, ongoing stability tests and regulatory activities related to any of the foregoing. “Manufacturing” shall include Commercial Packaging.’

b.	Section 1.130 “Construction” is hereby amended to be Section 1.131 and the following new Section 1.130 (definition of “Commercial Packaging”) is hereby added to read in its entirety as follows:

‘1.130 “Commercial Packaging” means all activities after completion of Manufacturing of Product in finished bulk form related to final packaging and labeling of Product (in commercial packaging presentation) for commercial use, including primary packaging and insertion of materials such as patient inserts, patient medication guides, and professional inserts and any other written, printed or graphic materials accompanying Product, considered to be part of the finished packaged Product in accordance with the applicable specifications and legal requirements, and all testing and release thereof. “Commercial Packaging” shall include stability testing to the extent the right and responsibility to perform stability testing is transferred to Takeda pursuant to Section 4.4.’

3.	A new Section 4.4 under the heading “Commercial Packaging” is hereby added to read in its entirety as follows:

‘4.4 Commercial Packaging.

4.4.1 Takeda, itself and/or through one or more of its Affiliates and/or through one or more subcontractors, shall have the sole right and responsibility to perform Commercial Packaging in the Territory; provided, however, that Orexigen shall have the sole right and responsibility to perform stability testing on Products; provided further, however, that the Parties may mutually agree, at any time during the Term, to transfer to Takeda the right and responsibility to perform stability testing for Product in connection with Commercial Packaging. At the time of such transfer, stability testing for Product in final packaged form will be included in the term “Commercial Packaging”. Prior to any such transfer, Takeda shall provide Orexigen, at Orexigen’s request, with sufficient amounts of Product after Takeda has completed Commercial Packaging for such Product to enable Orexigen to complete stability testing for purposes of compliance with any and all regulatory requirements in the Territory. For the avoidance of doubt, prior to the transfer of the right and responsibility for Manufacturing activities pursuant to Section 4.2 for Product in the Territory from Orexigen to Takeda, Orexigen shall retain the sole right

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and responsibility for all Manufacturing activities other than Commercial Packaging, including manufacturing Product in finished form for Development.

4.4.2 The Parties will cooperate to ensure that the NDA for Contrave in the U.S. includes the information relating to Commercial Packaging that is necessary for (a) Takeda, its Affiliates, and/or subcontractors to perform Commercial Packaging, and (b) Orexigen to file the NDA in the U.S. for the Initial Indication for Contrave. Takeda shall provide to Orexigen all information relating to Commercial Packaging, including a complete description of the Commercial Packaging process (including critical parameters), a list of Commercial Packaging subcontractors, a complete description of the container closure system, and examples of primary container labels, requested by Orexigen and required for inclusion in such NDA promptly, but not later than [***].

4.4.3 Takeda shall (a) have entered, prior to receiving or packaging any Product to be used for stability testing or for commercial use, and not later than [***], into (i) a quality agreement with Orexigen regarding Takeda’s responsibility for Commercial Packaging that is sufficient to enable Orexigen to comply with applicable regulatory obligations as the owner of such NDA (which Takeda-Orexigen quality agreement shall terminate as soon as practicable under Laws after the date of transfer of the NDA for Contrave to Takeda pursuant to Section 3.4.2), and (ii) quality agreements with Takeda’s Commercial Packaging subcontractor(s) that are consistent with such Takeda-Orexigen quality agreement, and (b) ensure that Takeda and Takeda’s Commercial Packaging subcontractors, as applicable, not later than [***], are capable of performing the Commercial Packaging activities that are described in such NDA under GMP conditions and are prepared to pass a pre-approval FDA inspection. Sections 3.4.5 and 3.4.6 shall apply with respect to Takeda’s, its Affiliates’, and/or subcontractors’ performance of any Commercial Packaging activities.

4.4.4 Not later than [***] and upon [***], Orexigen shall have the right to inspect Takeda, its Affiliates, and/or subcontractors, subject to any required confidentiality agreements with such subcontractors, for the sole purpose of determining whether Takeda, its Affiliates, and/or subcontractors, as applicable, are prepared to pass a pre-approval FDA inspection. If Orexigen reasonably determines that Takeda, its Affiliates, and/or subcontractors, as applicable, are not prepared to pass a pre-approval FDA inspection or if any delay in Regulatory Approval of such NDA would reasonably be expected to be caused by Takeda’s assumption

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of Commercial Packaging activities, Orexigen shall promptly provide Takeda with written notice, which notice shall include a reasonably detailed explanation of Orexigen’s concerns with Takeda’s, its Affiliates’ and/or subcontractors’ abilities and/or readiness in connection with Takeda’s assumption of Commercial Packaging. Following Takeda’s receipt of such notice, the Parties shall attempt in good faith to resolve such concerns by negotiation and consultation between themselves. In the event that such concerns are not resolved within [***] after Takeda’s receipt of Orexigen’s notice, to Orexigen’s reasonable satisfaction, then Orexigen may, as its sole and exclusive remedy, terminate Takeda’s right and responsibility to perform Commercial Packaging granted pursuant to Section 4.4, by providing written notice to Takeda explaining Orexigen’s decision, and all Commercial Packaging activities shall be promptly (but in all events within [***][***] of written notice delivered by Orexigen to Takeda) transferred by Takeda to Orexigen; provided, however, that Orexigen may not engage any subcontractor that Takeda has used for Commercial Packaging, and Takeda shall bear all of Takeda’s, its Affiliates’ and subcontractors’ internal costs incurred in connection with such transfer. For the avoidance of doubt, Orexigen’s right, pursuant to this Section 4.4.4, to terminate Takeda’s assumption of Commercial Packaging activities shall terminate on the earlier of (i) the date of transfer of the NDA for Contrave to Takeda pursuant to Section 3.4.2, and (ii) Takeda’s assumption of responsibility for manufacture and supply of Product pursuant to Section 4.2.’

4.	The last sentence of Section 5.7.3 is deleted and hereby replaced in its entirety with the following:

‘If the Executive Officers are unable to resolve the Dispute within [***] of submission of such Dispute to the Executive Officers (or such other time period as mutually agreed by the Parties), then, (a) [***] and (b) [***].’

5.	The second milestone event in Section 7.2.1 under the heading “Development Milestones” is deleted and hereby replaced in its entirety with the following:

‘

Milestone Event	Payment
[***]	$	[***]

’

6.	The paragraph at the end of Section 7.2.1 is deleted and hereby replaced in its entirety with the following:

‘For purposes of this Section 7.2.1, [***] shall be deemed to occur if and only if [***].’

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7.	The first sentence of Paragraph 1 under the heading “Appointment as Exclusive Supplier” of Exhibit 4.1 “Material Terms for Manufacturing Services Agreement” is deleted and hereby replaced in its entirety with the following:

‘During the Term, unless and until Manufacture of the Product is transferred to Takeda pursuant to Section 4.2 of this Agreement, except as otherwise set forth in Section 4.4 of this Agreement, Orexigen shall retain and have the sole and exclusive right and the obligation to Manufacture, have Manufactured, supply or have supplied all of Takeda’s, its Affiliates’ and permitted Sublicensees’ requirements of the Product for Development and Commercialization in the Territory itself or through its Third Party Manufacturer.’

8.	Paragraph 2 under the heading “Launch Supplies” of Exhibit 4.l “Material Terms for Manufacturing Services Agreement” is deleted and hereby replaced in its entirety with the following:

‘2. Launch Supplies. Orexigen guarantees delivery of Launch Supplies to Takeda by the delivery date specified in Takeda’s purchase order issued to Orexigen at least [***] months prior to such delivery date; provided, however, that if any delay in delivery of Launch Supplies is caused by Takeda, then such delivery date shall be extended for each day such delivery may be delayed. “Launch Supplies” means the [***] of Contrave in finished bulk form (30 gallon HDPE drums or in such other finished bulk form as agreed to by the Parties), by dosage strength, [***] in the United States, which at the time of delivery, will have a minimum of [***] remaining shelf life and will comply with the terms of this Exhibit 4.1 or, if in effect, the Manufacturing Services Agreement. [***], and Takeda will have solely the additional remedies set forth in paragraph 3 of this Exhibit.’

9.	The last sentence of Paragraph 4 under the heading “Role of JMC” of Exhibit 4.1 “Material Terms for Manufacturing Services Agreement” is deleted and hereby replaced in its entirety with the following:

‘[***].’

10.	Paragraph 8 under the heading “Delivery” of Exhibit 4.l “Material Terms for Manufacturing Services Agreement” is deleted and hereby replaced in its entirety with the following:

‘8. Delivery. All Products shall be shipped [***] (INCOTERMS 2010).’

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11.	Paragraph 12 under the heading “Recall Costs” of Exhibit 4.1 “Material Terms for Manufacturing Services Agreement” is deleted and hereby replaced in its entirety with the following:

‘12. Recall Costs. The costs of a recall conducted pursuant to Section 3.7 of this Agreement will be (a) the responsibility of [***], or (b) [***]; provided, however, that [***].’

12.	Miscellaneous.

a.	Full Force and Effect. This Amendment No. 1 amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment No. 1 remain in full force and effect.

b.	Entire Agreement. The Agreement and this Amendment No. 1 constitute the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

c.	Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

[Signature Page Follows]

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CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Amendment Number 1 to Collaboration Agreement as of the Amendment No. 1 Effective Date.

TAKEDA PHARMACEUTICAL COMPANY LIMITED		OREXIGEN THERAPEUTICS, INC.

By:	/s/ Ken Araki	By:	/s/ Michael A. Narachi
Name:	Ken Araki	Name:	Michael A. Narachi
Title:	VP, Global Licensing & Business Development	Title:	President and Chief Executive Officer
Date:	October 1, 2013	Date:	9/26/2013

		By:	/s/ Joseph P. Hagan
		Name:	Joseph P. Hagan
		Title:	Chief Business Officer
		Date:	9/26/2013

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